Exhibit 23.3
CONSENT OF KEEFE, BRUYETTE & WOODS, INC.
     We hereby consent to the inclusion of our letter to the Board of Directors of First Charter Corporation as Appendix B to the Proxy Statement/Prospectus forming a part of the Registration Statement on Amendment No.1 to Form S-4 (Registration No.333-147192), which is incorporated by reference into this Registration Statement on Form S-4 of Fifth Third Bancorp, and to all references to our firm and such letter in such Proxy Statement/Prospectus. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement on Amendment No.1 within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission.
KEEFE, BRUYETTE & WOODS, INC.
New York, New York
June 5, 2008
Keefe, Bruyette & Woods • 787 Seventh Avenue • New York, NY 10019
212.887.7777 • Toll Free: 800.966.1559 • www.kbw.com